Exhibit (a)(1)(iii)

FORM OF NOTICE OF WITHDRAWAL

NOBEL LEARNING COMMUNITIES, INC.

WITHDRAWAL OF PREVIOUSLY TENDERED OPTIONS

PURSUANT TO THE OFFER TO PURCHASE DATED JULY 5, 2011,

THE WITHDRAWAL RIGHTS DESCRIBED BELOW WILL EXPIRE AT 5:00 P.M., NEW

YORK CITY TIME, ON AUGUST 2, 2011, UNLESS THE OFFER IS EXTENDED

All terms used in this withdrawal letter (the “Withdrawal Letter”) but not defined herein shall have the meanings ascribed to them in the Offer to Purchase. This Withdrawal Letter is for use by option holders who previously tendered their eligible options.

Pursuant to the terms and subject to the conditions of the Offer to Purchase dated July 5, 2011, the Election to Tender Eligible Options previously submitted to Nobel Learning Communities, Inc. (“Nobel Learning”), and this Withdrawal Letter, the optionholder completing this form hereby withdraws the tender of all eligible options that he or she previously tendered pursuant to the Offer to Purchase and the Election to Tender Eligible Options.

The optionholder completing this form understands, acknowledges and agrees that:

•	subject to the terms and conditions of the offer, the optionholder may withdraw the tender of tendered eligible options prior to 5:00 p.m., New York City time, on August 2, 2011;

•

he or she may not rescind any withdrawal, and will not be deemed to properly accept the offer after any valid withdrawal, unless he or she properly re-tenders his or her eligible options before the expiration of the offer by the procedures described in the Offer to Purchase;

•

he or she must withdraw from the offer with respect to all his or her tendered eligible options, and may not withdraw from the offer with respect to only a portion of his or her tendered eligible options. All such withdrawn options will remain outstanding pursuant to their current terms and conditions, including their respective exercise price;

•

neither Nobel Learning nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. Nobel Learning will determine, in its discretion, all questions as to the form and validity, including time of receipt, of Withdrawal Letters, which determination will be final and binding on all parties;

•

all authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, the optionholder’s death or incapacity, and all of such optionholder’s obligations hereunder shall be binding upon his or her heirs, personal representatives, successors and assigns; and

•	as stated above, this Withdrawal Letter may not be rescinded, and he or she agrees to all of the terms and conditions of the offer and this Withdrawal Letter.

This Withdrawal Letter must specify the name of the optionholder who is withdrawing from the offer and must be signed by the optionholder who submitted the Election to Tender Eligible Options.

Important: To validly withdraw from the offer, Nobel Learning must receive, at the address set forth below, the signature page to this Withdrawal Letter, or a facsimile or PDF thereof to the number or email set forth below, properly completed and signed by the optionholder, while he or she still has the right to withdraw from the offer. The method by which the optionholder delivers any required document is at the optionholder’s option and risk, and the delivery will be deemed made only when actually received by Nobel Learning. If the optionholder elects to deliver the optionholder’s documents by mail, Nobel Learning recommends using registered mail with return receipt requested. In all cases, the optionholder should allow sufficient time to ensure timely delivery prior to the expiration date.

Nobel Learning Communities, Inc.

1615 West Chester Pike, Suite 200

West Chester, PA 19382

Attention: Thomas Frank

Telephone: (484) 947-2000

Facsimile: (484) 947-2003

Tom.Frank@nlcinc.com

I have read and agree with the understandings and acknowledgments set forth in this Withdrawal Letter.

Name:

Date: , 2011
Signature of Holder